Exhibit 10.1

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

Reference is made to the employment agreement between Mark J. Barrenechea and Open Text Corporation dated as of October 30, 2012, as amended (the “Employment Agreement”). Defined terms used herein are as defined in the Employment Agreement unless otherwise stated.

Section 7(b)(ii) of the Employment Agreement is hereby amended to insert “Except as expressly stated in an instrument of grant entered into pursuant to the 2004 Stock Option Plan, as amended,” at the beginning of the paragraph.

All terms and conditions of the Employment Agreement, except as varied by this Amendment No. 4, remain in full force and effect.

IN WITNESS WHEREOF, the Executive and the Corporation have executed this Amendment No. 4 to the Employment Agreement as of the 14th day of August, 2020.

	Open Text Corporation	Mark J. Barrenechea

Name:	/s/ Gordon A. Davies	/s/ Mark J. Barrenechea

Title:	Executive Vice President, Chief Legal Officer and Corporate Development

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